[Morrison & Hecker L.L.P. Letterhead]


                                November 21, 1997




Commercial Mortgage Acceptance Corp.
210 West 10th Street
6th Floor
Kansas City, Missouri 64105

     Re: Mortgage Pass-Through Certificates

Ladies and Gentlemen:

     We have acted as your counsel in connection with the proposed issuance of Mortgage Pass-Through Certificates (the "Certificates") pursuant to the Registration Statement on Form S-3 (Registration No. 333-13725) (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by Commercial Mortgage Acceptance Corp. ("Seller") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a pooling and servicing agreement ("Pooling and Servicing Agreement") between the Seller, a master servicer, a trustee and possibly a special servicer and a fiscal agent to be identified in the Prospectus Supplement for such Series of Certificates. A form of a Pooling and Servicing Agreement is included as an exhibit to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Registration Statement.

     In rendering the opinion set forth below, we have examined and relied on the following: (1) the Registration Statement and the Prospectus and the form of Prospectus Supplement included therein; (2) the form of the Pooling and Servicing Agreement included as an exhibit to the Registration Statement; and
(3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinion set forth below.


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Commercial Mortgage Acceptance Corp.
November 21, 1997
Page 2


     It is our opinion that all material federal income tax consequences to holders of the Certificates are as described under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and we hereby confirm our opinion set forth therein.

     This opinion is based on the facts and circumstances set forth in the Prospectus and the form of Prospectus Supplement and in the other documents reviewed by us.


     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to our firm under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,


                                /s/ Morrison & Hecker L.L.P.